                               OFFICE SPACE LEASE


         THIS OFFICE SPACE LEASE ("Lease") is made as of December 7, 1998 between Lighthouse Hicksville Limited Partnership, a New York limited partnership, as landlord ("Landlord"), and Star Multi Care Services, Inc., a Delaware corporation, as tenant
("Tenant").

                              W I T N E S S E T H:

         The parties hereto, for themselves, their successors and permitted assigns, hereby covenant as follows:

                                   ARTICLE I:
                            BASIC LEASE PROVISIONS:

SECTION 1.1  Basic Lease Provisions.

         Address of Landlord:
                              Lighthouse Hicksville Limited
Partnership
                              c/o Lighthouse Real Estate Ventures Inc.
                              300 Merrick Road
                              Suite 303
                              Lynbrook, NY 11563

         Address of Tenant:       33 Walt Whitman Road
                              Suite 302
                              Huntington Station, New York 11746

         PREMISES: A portion of the fourth (4th) floor of the Building shown cross-hatched on the floor plan attached hereto as Exhibit A consisting of 2,200 rentable square feet, which the parties acknowledge and agree is the approximate total rentable area of the Premises as of the date of this Lease notwithstanding any subsequent remeasurement of the Premises.

         TERM: Five (5) years, beginning on the Commencement Date and ending on the Expiration Date.

         COMMENCEMENT DATE: The date on which (1) the Premises are ready for occupancy (as such date may be adjusted to an earlier date by the total number of days delay, if any, caused by Tenant's failure to comply with any of the provisions of this Lease), and (2) Tenant shall take possession of and occupy the Premises, or any portion thereof, whichever of said dates shall first occur. The Premises shall be deemed ready for occupancy when the construction of Landlord's Work is Substantially Completed. Landlord will give Tenant written notice at least five (5) days in advance of the date when Landlord expects the Premises to be ready for occupancy by Tenant. When the Commencement Date has been so determined, the parties hereto shall execute a written agreement to confirm the Commencement

Date. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to obtain a certificate of completion upon Substantial Completion of Landlord's Work.

         EXPIRATION DATE: The first to occur of (a) the day immediately preceding the first day of the sixty-first (61st) month following the Commencement Date, or (b) such earlier date upon which the Term may expire or be terminated pursuant to this Lease or pursuant to Law.

         BASE RENT: From the Commencement Date until the Expiration Date, Base Rent as follows:

         Lease Year               Annual                    Monthly
         ----------               ------                    -------
         First                    $47,850.00                $3,987.60
         Second                   $49,566.00                $4,130.50
         Third                    $51,350.64                $4,279.22
         Fourth                   $53,206.67                $4,433.89
         Fifth                    $55,136.93                $4,594.74

For purposes of Base Rent each Lease Year shall consist of twelve consecutive months except that the First Lease Year shall end on the last day of the month in which the first anniversary of the Commencement Date occurs. In the event the Commencement Date is a day other than the first day of a calendar month, the Tenant shall pay to the Landlord, on or before the Commencement Date, a pro rata portion of the monthly installment of Rent, such pro rata portion to be payable at the monthly rate for the first year and based on the number of days remaining in such partial month after the Commencement Date.

         BASE RENT COMMENCEMENT DATE:  The Commencement Date.

         PERMITTED USE: General office use, and related uses incident thereto in accordance with those uses generally allowed in office buildings located within Hicksville, New York but in no event for a Prohibited Use.

         TENANT'S SHARE:  2.76 %.

         SECURITY DEPOSIT:  $7,975.00.

         SECTION 1.2 Other Definitions. All capitalized terms used in this Lease shall have the meanings given to them in either Section 1.1 or Exhibit B attached hereto.

                                   ARTICLE II
                               PREMISES AND TERM

         SECTION 2.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the duration of the Term, for the rents herein reserved, and upon and subject to the covenants, terms and conditions of this Lease.

         SECTION 2.2 Term. The Term shall commence on the Commencement Date and shall end at midnight of the Expiration Date.

         SECTION 2.3 Tenant's Waiver. Tenant expressly waives (a) any right to rescind this Lease under Section 223-a of the Real Property Law of the State of New York (or any other law of like import, now or hereafter in force) and (b) the right to recover any damages resulting from Landlord's failure to deliver possession of the Premises on any fixed date for any reason whatsoever. No such failure shall (i) affect the validity of this Lease or the obligations of Tenant hereunder, (ii) be construed to extend the Term, or (iii) give rise to any claim by Tenant for damages or for rescission of this Lease; provided, however, that the Rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord's inability to deliver possession) until after Landlord shall have given written notice to Tenant that the Premises are available for Tenant's occupancy or until Tenant occupies any portion of the Premises, whichever shall first occur. Notwithstanding the foregoing, in the event Landlord's Work is not Substantially Completed on or before March 1, 1999, Tenant shall have the right to terminate this Lease upon written notice to Landlord prior to occupancy of the Premises and any moneys paid by Tenant hereunder to Landlord shall be returned to Tenant.

         SECTION 2.4 Delivery of Premises. Tenant agrees that (a) Tenant is leasing the Premises in its "AS IS" condition, (b) Landlord shall have no obligation to perform any work whatsoever to prepare the Premises for Tenant's occupancy other than Landlord's Work which shall be performed in accordance with the Work Letter attached hereto as Exhibit E, and (c) Landlord and Landlord's agents have made no representations, warranties or promises whatsoever with respect to the Premises, the Building, the land underlying the Building, the rents, leases, Taxes, or any other matter or thing, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease. The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence as against Tenant that (i) the Premises were substantially as shown on Exhibit A, (ii) Tenant accepts possession of same, (iii) the Premises and the Building were in good and satisfactory condition at the time such occupancy was so taken, and (iv) Landlord's Work has been performed in accordance with Exhibit E.



                                  ARTICLE III
                                     RENTS

         SECTION 3.1 Base Rent. Beginning on the Base Rent Commencement Date and continuing thereafter during the Term, Tenant shall pay to Landlord as Base Rent for the Premises the amounts stated in Section 1.1 under the definition of "Base Rent". Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each calendar month of the Term, except that the first installment of Base Rent (for the month commencing on the Base Rent Commencement Date) shall be paid upon the execution of this Lease.

         SECTION 3.2 Additional Rent. All sums payable by Tenant under the provisions of this Lease other than Base Rent, including, without limitation, Tenant's Tax Payment, and all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts when due, and all damages, costs and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease shall be considered additional rent ("Additional Rent") hereunder, and shall be due and payable within 10 days of demand therefor unless another time is expressly provided for in this Lease. Landlord shall have the same remedies for failure to pay Additional Rent as for non-payment of Base Rent.

          SECTION 3.3 Payment of Base Rent and Additional Rent. Tenant shall pay the Base Rent and Additional Rent (collectively, the "Rents") when due, without notice or demand, and without any abatement, deduction or set-off, except for any notices, demands, abatements, deductions or set-offs expressly provided for elsewhere in this Lease. Tenant shall pay the Rents to Landlord's Agent in lawful money of the United States at the address set forth in the definition of Landlord's Agent or such other place as Landlord may designate by notice to Tenant by check so that funds will be available to Landlord on or prior to the due date of such Rents.

         SECTION 3.4 Rent for a Partial A Month. The Rent for any portion of a calendar month included in the Term shall be prorated in the ratio that the number of days in such portion bears to the actual number of days in such month.

         SECTION 3.5 Interest. If any payment of Rent is not paid within five
(5) days of the due date thereof, interest shall commence to accrue on such payment at a rate per annum (the "Interest Rate") equal to the lesser of (a) the then current prime or base rate publicly announced from time to time by

Citibank, N.A., or its successor, in New York, New York plus 7%, or (b) the maximum rate of interest chargeable under Law, from and after the fifth (5th) day following the due date thereof until fully paid.

                                   ARTICLE IV
                            TAX EXPENSE ADJUSTMENTS

         SECTION 4.1 Tax Expense Definitions. For the purposes of this Lease, the following terms shall have the indicated meanings:

          4.1.1 "Tax Year" means any period of 12 consecutive calendar months, commencing January 1 or such other period of twelve months as hereafter may be duly adopted as the fiscal year for real estate tax purposes for the County of Nassau, the Town of Oyster Bay, or any other taxing authority having jurisdiction over the Building.

         4.1.2 "Tax Base" means the product obtained by multiplying: (a) the amount for which the Building is assessed for the purpose of establishing Taxes to be paid by Landlord for the Tax Year commencing January 1, 1999 (with respect to County Taxes) and fiscal year 1998/99, (with respect to School and Village Taxes) by (b) the real estate tax rate for such Tax Year.

         4.1.3 "Taxes" for any Tax Year, means the aggregate amount of all (a) real property taxes imposed by the town and county in which the Taxable
Property is located and each and every installment thereof, which shall during such Tax Year be levied, assessed, imposed, or become due and payable, or a lien upon, or arise in connection with, the ownership, use, occupancy or possession of the Taxable Property; (b) general or specific assessments assessed against the Taxable Property by any governmental authority; (c) other taxes, governmental impositions, duties, charges and levies of every kind, character and nature whatsoever, extraordinary and ordinary, foreseen and unforeseen, and each and every installment thereof, which shall during such Tax Year be levied, assessed, imposed, or become due and payable, or a lien upon, or arise in connection with, the ownership, use, occupancy or possession of the Taxable Property; (d) water rent, water charges, sewer rent, sewer charges, and any and all other charges of any kind whatsoever imposed and/or assessed upon the land, building and/or other improvements of which the Premises form a part including but not limited to vault charges and taxes, environmental control board liens and notices, sidewalk violations and notices, emergency repair liens and notices and any taxes or other charges in lieu of the foregoing whether or not such taxes, assessments, government levies and charges are general, special or ordinary and/or extraordinary, unforeseen as well as foreseen, e) any expenses incurred by Landlord, including in each case, attorneys' fees and disbursements, payments to appraisers and fees to experts and other witnesses, in contesting any of the items referred to in clauses (a),
(b), (c) and (d) above or in contesting the assessed valuation of all or any part of the Taxable Property in respect of such Tax Year, regardless of when such expenses are actually incurred; provided, however, that Taxes shall exclude the following: (i) all penalties and interest thereon (except interest on Taxes payable in installments); (ii) any water rates and charges, sewer rental and utility taxes to the extent any of the same are included in Operating Expenses; and (iii) any inheritance, estate, succession, transfer, gains, mortgage recording, gift, franchise, corporation, income or profit tax or capital levy that is imposed upon Landlord so long as none of the foregoing exclusions are substitutes for real property taxes otherwise imposed in connection with the ownership, use, occupancy or possession of the Taxable Property. Notwithstanding the foregoing, for purposes of this Lease, Taxes shall be deemed payable by Landlord in the smallest amounts over the longest period of time permitted by law without the imposition of any additional fees or charges.

         4.1.4 "Tax Statement" means a statement which Landlord may render to Tenant at any time during or after the Term showing the Tenant's Tax Payment.

         4.1.5 "Taxable Property" means the Building and the Land and any other interest of Landlord in the Building and the Land, and all rights, privileges and interests appurtenant thereto.

         SECTION 4.2 Payment of Tenant's Share of Taxes. (a) Tenant shall pay to Landlord as Additional Rent for each Tax Year, all or any portion of which shall be within the Term an amount ("Tenant's Tax Payment") equal to Tenant's Share of the Taxes payable for such Tax Year in excess of the Taxes paid for the Tax Base. Landlord acknowledges that Tenant shall not be required to make a Tax Payment for the Base Year and that after the Base Year, Tenant's Tax Payment shall be limited to Tenant's Share of Taxes in excess of Taxes for the Base Year. In the event that only a portion of any Tax Year shall be within the Term, Tenant's Tax Payment, if any, for such Tax Year shall be prorated, based upon the number of calendar days of such Tax Year within the Term and a 365 day year. Tenant hereby waives any rights that Tenant may have to be exempt from the payment of Taxes or Tenant's Tax Payment by virtue of diplomatic status or otherwise.

         (b) Tenant's Share of tax increases and Tenant's monthly share of tax increases are Additional Rent and shall be payable by Tenant as herein provided regardless of the fact that Tenant may be exempt from the payment of any taxes for any other reason whatsoever.

         (c) Tenant's Tax Payment for each Tax Year during the Term (as reflected on the latest Tax Statement or revised Tax Statement received by Tenant) shall be due and payable by Tenant ten (10) days after Landlord's demand therefor. In addition, Tenant shall pay to Landlord monthly, simultaneously with the monthly installments of Base Rent, one-twelfth (1/12th) of Tenant's Tax Payment as estimated by Landlord, so that Landlord shall have sufficient money to pay such Taxes at least thirty (30) days prior to their due date. If at any time when any such Taxes become due and payable, Tenant has deposited an insufficient amount to pay Tenant's Tax Payment, Tenant shall immediately deposit the amount of such deficiency with Landlord. If, on the other hand, Tenant shall have deposited more than sufficient funds to pay the same, the excess shall be retained (without interest) to be applied against such payments thereafter required to be made for such Taxes. Upon the written direction of Landlord Tenant shall immediately pay the monthly Tenant's Tax Payment and any such deficiency to the holder of any mortgage which may now or hereafter affect the Building of which the Premises form a part.

         SECTION 4.3 Tax Statement; Adjustments and Revisions. (a) Landlord shall deliver to Tenant a Tax Statement for each Tax Year, all or any portion of which shall be within the Term. Tenant's Tax Payment shall be computed and payable on the basis of the assessed valuation (and the Taxes) for the Taxable Property in effect at the time the Tax Statement is delivered to Tenant, regardless of any then pending proceeding for reduction of such assessed valuation.

         (b) At any time after the Commencement Date, Landlord may deliver a revised Tax Statement for any particular Lease Year, if (i) any additional Taxes are imposed or assessed with respect to such Lease Year, (ii) any Taxes are refunded to Landlord relating to a Tax Year during the Term, or (iii) the previous Tax Statement for such Lease Year was in error in any respect.

         (c) Landlord's failure to render a Landlord's Statement during or with respect to any Tax Year shall not prejudice Landlord's right to render a Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Tenant's obligation to pay Additional Rent pursuant to this
Article IV for such Tax Year.

         4.3.1 Substitution of Taxes. If at any time during the term hereof under the laws of the State of New York, and/or any county, town, city, village, hamlet or any other political subdivision whatsoever, which the Premises are situate, a tax or excise on rents or any and all other taxes of any kind whatsoever, and howsoever described is levied or assessed by said state and/or any such county, town, city, village, hamlet or other political subdivision as a substitute in whole or in part for taxes assessed or imposed by said state and/or county, town, city, village, hamlet or other political subdivision on land and buildings, Tenant hereby covenants and agrees to pay and discharge any such other tax or excise before any fine, penalty, interest or cost may be added thereto.

         SECTION 4.4 Reduction In Taxes. (a) Only Landlord shall be eligible to institute tax reduction or other proceedings to contest or reduce the assessed valuation of (or all or any portion of the Taxes applicable to) the Taxable Property. In the event that, after a Tax Statement has been sent to Tenant, the Tax Base is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a revised Tax Statement adjusting the Tax Base and Tenant's Tax Payment for such Tax Year (taking into account the expenses actually incurred in obtaining same and setting forth Tenant's Share of such refund).

         (b) The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from the Additional Rent payable under this Article IV.

         (c) In the event that, after a Tax Statement has been sent to Tenant, the Tax Base which had been utilized in computing the Tax Base is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then and in such event: (i) the Taxes and Tenant's Tax Payment shall be retroactively adjusted to reflect such reduction, and (ii) all retroactive Additional Rent resulting from such retroactive adjustment, if any, shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

         SECTION 4.5 Tenant's Objection to Tax Statement. Each Tax Statement shall be conclusively binding upon Tenant unless (a) Tenant shall send Landlord's Agent a notice (an "Objection Notice") within 30 days of receipt thereof stating that Tenant objects to Landlord's determination therein of Tenant's Tax Payment, and specifying the reasons for such objection, and (b) within 30 days after sending the Objection Notice, Tenant shall give Landlord's Agent a subsequent notice that it still disputes Landlord's determination of such Tenant's Tax Payment specifying to the extent possible the particular respects in which such Tax Statement is claimed to be inaccurate and that it requests that such dispute be determined by a declaratory judgment in a court of competent jurisdiction, the legal fees, costs and expenses of such proceeding shall be borne by the unsuccessful party (and if both Landlord and Tenant are partially successful, such fees and expenses shall be apportioned between Landlord and Tenant in inverse proportion to the amount by which such decision is favorable to each party, e.g. if the Landlord is 70% successful, Landlord shall bear 30% of such fees and expenses). No dispute or proceeding by Tenant shall excuse or abate Tenant's obligation to make the payments required by this Article IV pending resolution of Tenant's objection.

         SECTION 4.6 Termination of Lease; Tenant's Failure to Pay Tax Payment. The expiration or termination of this Lease during any Tax Year for any part or all of which there is Additional Rent payable under this Article IV shall not affect the rights or obligations of Tenant hereunder respecting such Additional Rent and any Tax Statement relating to such Additional Rent may be sent to Tenant subsequent thereto, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Tax Statement shall be payable by Tenant within twenty (20) days after such statement is sent to Tenant. The failure of Tenant to make payment of Additional Rent, as the same is due hereunder, shall entitle Landlord to exercise all rights and remedies provided herein for the non-payment of rent, and Landlord shall be entitled to commence a proceeding for the non-payment of rent by reason of the nonpayment of Additional Rent. The acceptance of the Base Rent due hereunder shall not constitute nor be deemed a waiver of Landlord's rights with respect to any Additional Rent due pursuant to the terms of this Lease.

         SECTION 4.7 Landlord Payments. If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments due under this Article IV Tenant's Share of the refund for overpayment of Tenant's Tax Payment, but not to exceed the amount of Tenant's Tax Payment actually received by Landlord in respect of the Tax Year to which such refund applies. Wherever in this Lease Landlord is obligated to refund any excess payments of Additional Rent made to Landlord by Tenant, Landlord shall have the option of paying such excess directly to Tenant or crediting the amount of such excess to the next installments of Additional Rent payable under this Lease; provided, however, that (a) if the Term shall have expired and no Base Rents are due and owing from Tenant, Landlord shall refund such excess to Tenant within 20 days of Tenant's demand therefor, and (b) if any Base Rents are due and owing to Landlord under this Lease, Landlord may offset the amount of any such Base Rents against such excess.


                                   ARTICLE V
                          USE AND COMPLIANCE WITH LAW

         SECTION 5.1 Use. Tenant shall use and occupy the Premises for the Permitted Use and for no other purpose. Tenant shall not at any time use or occupy or allow any Person to use or occupy the Premises, or do or permit anything to be done or kept in or about the Premises or the Building that constitutes a Prohibited Use. Tenant, at its expense, shall procure and at all times comply with the terms and conditions of any license or permit required for the proper and lawful conduct of the Permitted Use in the Premises. Landlord reserves the right to charge Tenant for any excess wear and tear to the Premises or the Building caused by Tenant, its employees, agents or invitees. Said amount shall be payable, as Additional Rent, within ten (10) days of Landlord's submission of a bill therefor.

         SECTION 5.2 Compliance with Law. Tenant shall, at Tenant's expense, comply with all Laws now or hereafter existing, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, that impose any obligation, order or duty on Landlord or Tenant: (a) with respect to the Premises or any Improvement or Tenant's Property (unless such obligation, order or duty arises from Tenant's mere use of the Premises for the Permitted Use); or (b) with respect to the Building or any part thereof (including the Premises) if such obligation, order or duty arises from (i) the manner of conduct of Tenant's business or operation of its equipment therein, unless such obligation, order or duty arises from Tenant's mere use of the Premises for its Permitted Use; (ii) any cause or condition created by or at the instigation of Tenant, including, without limitation, any Improvement or Alteration; (iii) the breach of any of Tenant's obligations hereunder; or (iv) any Hazardous Material brought into the Building by Tenant, any subtenant of Tenant or any of their agents, contractors or invitees. Tenant shall promptly forward to Landlord any notice it receives of the violation of any Law involving the Premises. Tenant shall pay, within 20 days after demand therefor, all the costs, expenses, fines, penalties and damages that may be imposed upon Landlord by reason of or arising out of Tenant's failure to comply with the provisions of this Section 5.2.

         SECTION 5.3 Rules and Regulations. (a) Tenant shall observe and comply with the Building Standards and the Building Rules and Regulations as set forth in Exhibit C, attached hereto (collectively, the "Rules and Regulations"), and any and all revisions, supplements, amendments, modifications or additions thereto as may be adopted from time to time by Landlord. Landlord shall not be responsible or liable to Tenant for violations of the Rules and Regulations by other tenants and occupants of the Building.

         (b) In the event of a conflict or inconsistency between the Building Rules and Regulations and any other provision of this Lease, the terms of this Lease shall be controlling.

         SECTION 5.4 ADA Compliance. Tenant shall promptly comply with all requirements relating to the Americans with Disabilities Act, 42 U.S.C. ss. 12,101 et seq., and the regulations promulgated thereunder as in effect from time to time ("ADA Requirements"). Tenant shall have exclusive responsibility for compliance with

ADA Requirements pertaining to the interior of the Premises, including for the design and construction of the access thereto and egress therefrom.

         SECTION 5.5 Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be used, stored, transported, released, handled, produced, or installed in, on or from the Premises or the Building. In the event of a breach of the provisions of this Section 5.5, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease or at law, to require Tenant to remove any such Hazardous Materials from the Premises in the manner prescribed by law for such removal. The provisions of this Section 5.5 shall survive the expiration or termination of this Lease.

                                   ARTICLE VI
                             SERVICES AND UTILITIES

         SECTION 6.1  Electricity.

         6.1.1 Electric Inclusion Amount. (a) On and after the Commencement Date, electricity shall be supplied to the Premises on a rent inclusion basis, and, accordingly, the Base Rent includes an amount (the Electric Inclusion Amount") equal to $412.50 per month ($2.25 per rentable square foot of the Premises per annum). From time to time during the Term, Landlord may cause surveys of Tenant's electricity usage to be made by a reputable electrical consultant selected by Landlord ("Landlord's Electrical Consultant") and, if such survey shall determine that the then Electric Inclusion Amount does not accurately reflect the amount and/or cost of electricity consumed in the Premises, the then Electric Inclusion Amount shall be adjusted by Landlord's Electrical Consultant in accordance with such survey to reflect the cost (including all taxes and indirect costs) to Landlord of the electricity consumed by Tenant based on Tenant's usage of electricity as indicated by such survey. The costs of such survey shall be borne solely by Tenant unless said survey does not result in an increase in the Electric Inclusion Amount. Landlord may also cause the Electric Inclusion Amount to be adjusted without survey from time to time in accordance with calculations by Landlord's Electrical Consultant to reflect changes in the fuel adjustment component of the utility charges or other changes in the charges by the utility company supplying electricity to Landlord. Tenant shall pay the amount of any increase in the Electric Inclusion Amount retroactively from the date of the survey of Tenant's electricity usage and/or from the date when the increased charges to Landlord from the utility company became effective, as the case may be, such amount to be paid within 20 days upon billing therefor by Landlord. If any tax is imposed upon the Electric Inclusion Amount or any other Additional Rent received by Landlord from the sale or resale of electricity to Tenant, Tenant agrees that to the extent permitted by Law, Tenant shall reimburse such taxes to Landlord as Additional Rent within 20 days after demand therefor.

         (b) If, at any time during the Term, Landlord is prohibited by Law or the requirements of the New York State Public Service Commission from supplying and charging for electricity on a rent inclusion basis strictly in accordance with the provisions of this Section 6.1.1., including by reason of the imposition of any tax, tariff or other cost on Landlord which under applicable Laws, Landlord is not permitted to pass through in full on the basis contemplated by this Section 6.1.1, Landlord shall supply electricity to the Premises and, at Landlord's election, may charge for the electricity on a submetered basis or a direct supply basis, as selected by Landlord. During any period in which electricity is to be supplied to the Premises on a direct supply basis, Tenant shall obtain and pay for electricity directly from the public utility company furnishing electricity to the Building and the Electric Inclusion Amount shall be eliminated from Base Rent. Notwithstanding anything contained in this Section 6.1 to the contrary, all meters and all additional panel boards, feeders, risers, wiring and other conductors or equipment that may be required for the Premises to receive electricity on a direct supply or submetered basis shall be installed by Landlord at Tenant's expense.

         6.1.2 Electrical Capacity. Tenant covenants that its use of electricity will not exceed the basic capacity of the existing electrical wires, risers, conduits, feeders and switchboards currently supplying electricity to the Premises. Tenant shall not make or perform, or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance which consent shall not be unreasonably withheld. If Landlord shall grant its consent, all additional feeders, risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant, as Additional Rent, upon demand.

         SECTION 6.2 Elevators. Landlord shall provide necessary non-exclusive passenger elevator service and freight elevator service on Business Days from 8:00 a.m. to 6:00 p.m. (collectively, "Business Hours") and have at least one passenger elevator capable of servicing the Premises subject to call at all other times. Landlord shall have the right to change the operation or manner of operating any of the elevators in the Building and shall have the right to discontinue, temporarily or permanently, the use of any one or more cars in any of the banks of elevators.

         SECTION 6.3 HVAC. Landlord shall provide air conditioning, ventilation and heating during Business Days and at other hours as Tenant may request on a submetered basis, provided that such request shall be made prior to 12:00 o'clock noon in the case of after-hours service on Monday through Friday and prior to 12:00 o'clock noon on Friday for service on weekends. Requests shall be made in writing and delivered to the Building manager's office in the Building. Tenant shall pay to Landlord, Landlord's cost for providing any after-hours service. Landlord will establish the hourly cost of such service, from time to time, including reasonable physical depreciation and administration costs based upon the anticipated operating life of the equipment as of the Commencement Date, which cost may be increased from time to time. Landlord will render to Tenant and Tenant shall promptly pay monthly bills for such service.

         SECTION 6.4 Access to Premises. Subject to the terms of this Lease, Tenant shall be entitled to access to the Premises 365 days per year, 7 days per week and 24 hours per day.

         SECTION 6.5 Cleaning. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall remove Tenant's ordinary office refuse and rubbish and shall provide office and window cleaning services for the Premises on Business Days at Landlord's expense provided that the Premises are kept in order by Tenant. If, however, the Tenant elects to cause the Premises to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Landlord. No one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant covenants and agrees that Tenant shall pay to Landlord on demand the costs incurred by Landlord for: (a) extra cleaning work in the Premises required because of: (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas;
(iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by or at the request of Tenant; and (b) removal from the Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

         SECTION 6.6  Service Interruption:  Limitation of Liability.

         6.6.1 Service Interruption. Notwithstanding any provision of this Lease to the contrary, Landlord reserves the right, upon reasonable notice to Tenant except in case of emergency, without liability to Tenant, to interrupt, curtail, stop or suspend service or operation of any of the Building Service Systems (a) when Landlord is required to do so by Law or to adhere to a recognized energy, water or other resource conservation program, or by the guidelines, laws or recommendations promulgated by any Federal, state, municipal or other governmental or quasi-governmental agency, bureau, board, commission, department, office or other sub-division thereof, or the American Society of

Heating, Refrigeration and Air Conditioning Engineers (or its successor) or otherwise, or (b) when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, improvements, maintenance or testing desirable or necessary in the reasonable judgment of Landlord to be made, until such repairs, alterations, replacements or improvements, maintenance or testing shall have been completed. Any such repairs, alterations, replacements or improvements shall, to the extent possible but without the occurrence of overtime or premium pay labor rates, be made with a minimum amount of inconvenience to Tenant, and Landlord shall diligently prosecute same to completion.

         6.6.2 Limitation of Liability. Landlord shall have no responsibility or liability for (a) failure to supply any service provided by the Building Service Systems during any period referred to in Section 6.6.1, or (b) any loss, damage or expense that Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity, quality or supply of services or utilities furnished to the Premises or the Building for any reason except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect but only to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, and then only after actual notice thereof to Landlord and Landlord's failure to cure within a reasonable time.

                                  ARTICLE VII
                         INSURANCE AND INDEMNIFICATION

         SECTION 7.1 Use of Premises. Tenant shall not do or permit anything to be done in or about the Premises that might: (a) result in insurance companies of good standing refusing to insure the Premises or the Building in amounts satisfactory to Landlord, (b) result in the assertion of any defense by the insurer in whole or in part to claims under any of such policies, or (c) result in the cancellation of any insurance policy covering or relating to the Premises or the Building. If by reason of any default by Tenant under this Lease, or any Improvement or Tenant's Property in the Premises, or the use or occupancy of the Premises by Tenant for other than the Permitted Use, (i) any such insurance shall be canceled by the insurance carrier, then, in addition to any other rights or remedies that Landlord may have under this Lease, Tenant shall indemnify, defend and hold harmless the Landlord Parties against any loss that would have been covered by such insurance, and (ii) the premiums for any insurance on or for the Building (including rent insurance) are higher than they otherwise would be, Tenant shall reimburse Landlord therefor, within 20 days after demand, as Additional Rent.

         SECTION 7.2 Insurance Requirements. At all times during the Term, Tenant shall comply, at Tenant's expense, with the Insurance Requirements attached hereto as Exhibit D.

         SECTION 7.3 Indemnity. Tenant shall defend, indemnify and hold harmless the Landlord Parties from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; (b) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any Person claiming under Tenant in violation of the provisions of this Lease; (c) any act, omission or gross negligence of Tenant or any of its subtenants or licensees or its or their partners, principals, directors, officers, agents, invitees, employees or contractors either prior to, during or after the expiration of the Term; (d) any accident, injury or damage whatsoever (unless caused by the negligent acts or omissions or intentional misconduct of any of the Landlord Parties) occurring in or about the Building (as a result of actions or omissions by or through Tenant); or the Premises either prior to, during or after the expiration of the Term; (e) the performance of any Alteration in the Premises (by or through Tenant) including, without limitation, Tenant's failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such Alteration (unless caused by the negligent acts or omissions or intentional misconduct of any of the Landlord Parties); and (f) any Mechanics Lien filed, claimed or asserted in connection with any Alteration or any other work, labor, services or materials done for or supplied to Tenant, or any Person claiming through or under Tenant. If any claim, action or proceeding is brought against any of the Persons indemnified under this Section 7.3 for a matter covered by this indemnity, Tenant, upon notice from the indemnified Person, shall defend such claim, action or proceeding by counsel reasonably satisfactory to Landlord and the indemnified Person.


                                  ARTICLE VIII
                      ALTERATIONS, REPAIRS AND MAINTENANCE

         SECTION 8.1 Alterations by Tenant. Tenant may not make Alterations in and to the Premises unless (a) Tenant is not in default hereunder, (b) Tenant receives Landlord's prior written consent, which consent may be withheld and/or conditioned upon such requirements as Landlord may determine in its sole and absolute discretion, including, without limitation, Landlord's approval of (i) Tenant's contractors and (ii) all necessary architectural, mechanical, electrical, sprinkler and structural plans and specifications prepared at Tenant's expense by a licensed architect or engineer reasonably satisfactory to Landlord, and (c) such Alterations are in compliance with the Building Standards. In addition to the insurance required to be maintained by Tenant pursuant to Exhibit D, throughout the performance of any Alteration, Tenant shall maintain builder's risk insurance, with vandalism and malicious mischief endorsements, complete value form covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the performance of such Alteration. Notwithstanding the foregoing, Landlord's consent shall not be required for non-structural Alterations costing $5,000 or less provided the same do not affect the Building Systems.

         SECTION 8.2 Tenant's Property. All office equipment and other machinery, equipment and trade fixtures used in connection with Tenant's business that is installed in the Premises by or for the account of Tenant without expense to Landlord, whether or not attached to or built into the Premises, and that may be removed without substantial damage to the Premises or the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises shall remain the property of Tenant ("Tenant's Property") and may be removed by Tenant at any time during the Term so long as Tenant is not in default hereunder beyond the expiration of any applicable cure period. Tenant shall repair, at its sole expense, any damage to the Premises and shall reimburse Landlord for the costs of repairing any damage to the Building resulting from the installation or removal of Tenant's Property. Any item installed for Tenant's account in replacement of an item that was not Tenant's Property, shall not be deemed Tenant's Property and shall be the property of Landlord.

         SECTION 8.3 Landlord's Repair and Maintenance Obligations. Subject to the provisions of Article IX and Section 8.4, Landlord shall use reasonable efforts to maintain in good condition, order and repair (a) the roof, exterior and load bearing walls and other structural elements of the Building, (b) the Building Service Systems serving the Premises, and (c) all public corridors, lobbies and public areas of the Building available for use by Tenant (the "Common Areas"). Landlord shall not be responsible for the maintenance or repair of any portion, area, component or element of the Building or the Premises other than as expressly provided in this Section 8.3. Landlord shall have no obligation to make any repair or undertake any maintenance activity described in this Section 8.3 until a reasonable period following receipt of written notice from Tenant of the need for the same, unless Landlord was otherwise aware, or should have been aware, of the need for such repair or the same relates to the Common Areas of the Building in which case Landlord's obligation shall arise upon Landlord's actual notice of the need for the same.

         SECTION 8.4 Tenant's Obligations. Subject to the provisions of Article IX and Section 8.3, at all times during the Term, Tenant at its expense (a) shall maintain in good order, condition and repair the Premises, the Improvements and all fixtures or facilities contained therein which do not constitute part of the Common Areas or the Building Service Systems and (b) shall be responsible for all maintenance and repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, of the Premises (including all fixtures, installations and equipment therein), the Building and the Building Service systems, made necessary, in whole or in part, by: (i) the performance of any Alteration or the existence of any Improvement (by or through Tenant); (ii) the installation or use of Tenant's Property in the Premises; (iii) the moving of Tenant's Property into or out of the Building;
(iv) any act or omission of Tenant, any subtenant of Tenant or any officer, partner, principal, employee, agent, contractor or invitee thereof; (v) the use or removal by Tenant of any Improvement; or (vi) as applicable, Tenant's installation or use of electrical and telecommunications wires, cables, and conduits in the Building's risers and conduits and in other portions of the Building or any alterations thereto; provided, however, that any repairs and maintenance outside of the Premises or to the Common Areas for which Tenant is responsible pursuant to the foregoing provisions of this Section 8.4 shall be performed by Landlord at Tenant's cost and expense. Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and interior glass in the Premises if visible from any passenger elevator lobby. Tenant shall be responsible for the cost of all repainting and all repairs, maintenance and replacement of wall, ceiling and floor coverings in the Premises other than as may be expressly set forth herein (reasonable wear and tear excepted).



                                   ARTICLE IX
                             DAMAGE OR DESTRUCTION

         SECTION 9.1 Restoration. If the Building or the Premises is partially or totally damaged by fire or other casualty, then so long as neither Landlord nor Tenant has exercised any right to terminate this Lease under this Article IX and subject to the rights of Senior Interest Holders (hereinafter defined), if any, Landlord shall, following completion of Landlord's insurance adjustment, repair the damage and restore or rebuild the Building or the Premises (including the Improvements but excluding Tenant's Property and Tenant's Improvements), as the case may be, with reasonable dispatch but without the incurrence of overtime or premium pay labor rates, after the occurrence of the fire or other casualty, provided however, Landlord determines, in its sole and absolute discretion, that the insurance proceeds paid or payable by virtue of the fire or other casualty is sufficient to repair such damage and/or restore or rebuild the Building or the Premises. Tenant shall, at Tenant's sole cost and expense, restore any damage to Tenant's Property with reasonable dispatch after such damage or destruction unless this Lease is terminated in accordance with Section 9.4.

         SECTION 9.2 Rent Abatement. Subject to the provisions of Section 9.3, if fire or other casualty damages, destroys or renders the Premises or any portion thereof untenantable or deprives Tenant of access to the Premises or any portion thereof, then the Base Rent shall be abated (if all of the Premises is untenantable) or reduced (if only a portion of the Premises is untenantable) by the proportion that the Rentable Area of such portion of the Premises bears to the Premises Area, for the period beginning on the date of the damage or destruction and ending on the earlier of (a) the date on which any damage to the Premises has, in Landlord's reasonable judgment, been substantially repaired and Tenant has reasonable access to the Premises, or (b) the date on which Tenant reoccupies such portion of the Premises.

         SECTION 9.3 Exception to Abatement. Tenant shall not receive any abatement or reduction of Base Rent if: (a) Landlord provides other space in the Building reasonably suited for the temporary conduct of Tenant's business and provided that Landlord pays all of Tenant's reasonable expenses incurred in connection with moving Tenant into such temporary space and back to the Premises (but Landlord shall have no obligation to provide such other space);
(b) the fire or other casualty was caused by reason of some act or omission on the part of Tenant, its subtenant or assignee, or its or their partners, directors, officers, employees, agents, invitees or contractors, and Landlord is unable to collect substantially all of the insurance proceeds (including, without limitation, rent insurance proceeds) for damage or destruction of the Premises or the Building, as the case may be, arising out of such fire or other casualty; or (c) by reason of some act or omission on the part of Tenant, its subtenant or assignee, or its or their partners, directors, officers, employees, agents, invitees or contractors, Landlord is unable to collect substantially all of the insurance proceeds (including, without limitation, rent insurance proceeds) for damage or destruction of the Premises or the Building, as the case may be, arising out of such fire or other casualty.

         SECTION 9.4 Termination Rights. Anything contained in this Article IX to the contrary notwithstanding, if the Building or the Premises is damaged or destroyed by fire or other casualty, and either (a) the Building is so damaged (whether or not the Premises is damaged or destroyed) that the Landlord elects not to restore the Building in its sole and absolute discretion subject to
Section 9. 1; (b) less than one year remains in the Term at the time of the fire or other casualty and the time necessary to rebuild or repair the Building, in the opinion of a reputable contractor selected by Landlord, would exceed 90 days; (c) Landlord, in its sole and absolute discretion, determines that any insurance proceeds paid or payable by virtue of the fire or other casualty is insufficient to restore the Building and/or the Premises; or (d) in Landlord's opinion (confirmed by a reputable contractor selected by Landlord), Landlord would be required under Section 9.2 to abate or reduce the Base Rent and Additional Rent for a period in excess of 12 months if rebuilding or repairs were undertaken, then, in any of such cases, either Landlord or Tenant may terminate this Lease by giving the other party notice to such effect within 90 Business Days after the date of the casualty. This Lease shall terminate on the 30th day after the date that such termination notice from Landlord or Tenant is given, and the Rents shall be prorated as of such termination date.

         SECTION 9.5 Business Interruption. Tenant shall not be entitled to terminate this Lease, and no damages, compensation or claim shall be payable by Landlord, for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article IX other than Tenant's right to a rent abatement or reduction pursuant to Section 9.2 or right to terminate under Section 9.4 (or right to reimbursement under Section 9.3(a)). Landlord shall exert reasonable efforts to make (or to cause to be made) such repair or restoration promptly and in such manner as not to interfere unreasonably with Tenant's use and occupancy of the Premises, but Landlord shall have no obligation to perform (or cause to be performed) such work on an overtime or premium pay basis unless paid for by Tenant.

         SECTION 9.6 Waiver. This Article IX constitutes an express agreement governing damage or destruction of the Premises or the Building by fire or other casualty, and neither Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, nor any other Laws of similar import now or hereafter in effect shall have any application in any such case.

                                   ARTICLE X
                                 EMINENT DOMAIN

         SECTION 10.1 Complete Taking. If all or substantially all of the Building and/or the Premises is taken by condemnation, sale in lieu of condemnation, or in any other manner for any public or quasi-public use or purpose ("Eminent Domain"), this Lease and the Term and estate hereby granted shall terminate as of the date of vesting of title on such taking or the date that the condemning or purchasing authority takes possession, whichever is earlier, and the Rents shall be prorated and adjusted as of such date.

         SECTION 10.2 Partial Taking. If part of the Building or the Premises is taken by Eminent Domain (but not substantially all of the Building and/or the Premises), this Lease shall be unaffected by such taking, except that (a) the Base Rent shall be reduced by an amount equal to the Base Rent attributable to the portion of the Premises taken and Tenant's Share shall be adjusted to equal the percentage that the Rentable Area of the portion of the Premises left to Tenant bears to the Building Area after the taking, and (b) Landlord shall repair or restore the remaining portions of the Premises or the Building, as the case may be, with reasonable dispatch after collection of substantially all of the award attributable to the taking by Eminent Domain; provided, however, that Landlord shall not be required to expend on such repair or restoration amounts in excess of the total awards (net of the costs of collection) collected by it on account of the taking. Notwithstanding the foregoing, if the portion of the Premises taken by Eminent Domain materially and adversely affects Tenant's ability to conduct its business in the Premises, then Tenant shall have the right to terminate this Lease by giving Landlord notice thereof within thirty (30) days after the date of vesting of title on such taking.

         SECTION 10.3 Award. Landlord shall be entitled to receive the entire award or payment in connection with any taking of the Premises without deduction for any estate vested in Tenant by this Lease. Tenant shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Tenant's Property, the interruption of its business or moving expenses, but only if such award or payment shall be made in addition to Landlord's award and if Tenant's claim does not adversely affect or result in any reduction of Landlord's award or interfere with the prosecution of a claim for the taking by Landlord.

                                   ARTICLE XI
                             SURRENDER OF PREMISES

         SECTION 11.1 Surrender. On the last day of the Term, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises pursuant to Article XV, all of Tenant's right, title and interest, if any, in the Premises, the Improvements or the Building, including any possessory interest, shall cease, and Tenant shall (a) quit and surrender the Premises to Landlord in broom clean and in good order, condition and repair (ordinary wear and tear and damage by fire or other casualty not caused by Tenant excepted), (b) remove all of Tenant's Property and repair, at its expense, any damage to the Premises or the Building caused by such removal, and
(c) remove all Improvements (including, without limitation, any wires, cable and conduits installed by Tenant in the Premises or other portions of the Building, if applicable) and repair, at its expense, any damage to the Premises or Building caused by such removal. Landlord may consider items of Tenant's Property that remain in the Premises after the expiration or earlier termination of the Term to have been abandoned. This provision shall survive the termination or expiration of this Lease.

         SECTION 11.2 No Holding Over. There shall be no holding over by Tenant after the expiration or earlier termination of this Lease and the failure by Tenant to deliver possession of the Premises to Landlord shall be an unlawful holdover. During any period in which Tenant so holds over, at Landlord's option, the rental value of the Premises, payable from the date immediately following the date on which Tenant was to deliver the Premises to Landlord, through and including the last day of the calendar month in which Tenant so delivers the Premises, shall be deemed to be equal to 150% of the Rents payable immediately preceding the expiration or earlier termination of this Lease. Acceptance by Landlord of any such Rent during the period in which Tenant so holds over shall not cure or waive Tenant's default, nor prevent Landlord from exercising, before or after such acceptance, any of the remedies provided by this Lease or at law or in equity. If the Premises are not surrendered upon the expiration or earlier termination of this Lease with respect to all or any portion of the Premises, Tenant hereby indemnifies Landlord against loss, cost, injury, damage, claim, expense, or liability (including attorneys' fees and disbursements) resulting from delay by Tenant in so surrendering the same, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. Tenant waives any rights under Section 2201 of the Civil Practice Law and Rules of the State of New York in connection with any holdover proceedings that Landlord may institute against Tenant. This provision shall survive the termination or expiration of this Lease.

                                  ARTICLE XII
                    EXCULPATION AND CERTAIN LANDLORD RIGHTS

         SECTION 12.1 Exculpation. Notwithstanding anything to the contrary in this Lease, none of the Landlord Parties shall be liable to Tenant or its partners, principals, directors, officers, contractors, agents, employees, invitees, sublessees, licensees or any other Person claiming through or under Tenant, for any loss, injury or damage to Tenant or to any other Person, or to its or their property, or for any inconvenience, annoyance, interruption or injury to business arising from Landlord performing any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to the fixtures, equipment or appurtenances of the Building or the Premises (nor shall Tenant or any other Person be entitled to any abatement or suspension of its obligation to pay Rents or be construed to be constructively or otherwise evicted on account of the foregoing), irrespective of the cause of such loss, injury, damage, inconvenience, annoyance, interruption or injury unless caused by or resulting from the gross negligence or willful misconduct of Landlord or its agents or employees in the operation or maintenance of the Premises or the Building.

         SECTION 12.2 Transfers of Landlord's Interest. In the event of (a) a sale or transfer of all or any part of the Building which includes the Premises (by operation of law or otherwise), (b) the making of a lease of all or substantially all of the Building, or (c) a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the seller, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or lease, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed.

         SECTION 12.3 Recourse Limited to Building. Tenant shall look solely to Landlord's estate and interest in the Building (including the proceeds of any sale, casualty or condemnation) for the satisfaction of any right of Tenant for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord's agents, incorporators, subscribers, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates, whether directly or through Landlord or through any receiver, assignee, trustee in bankruptcy or through any other Person, or any Landlord Parties, shall be subject to levy, lien, execution, attachment, or other enforcement procedure for any liability of Landlord to Tenant under this Lease or under law.

         SECTION 12.4 Withholding Consent. In no event shall any Landlord Party be liable for any loss, injury or damage (including indirect, consequential or punitive damages) claimed by Tenant or any Person claiming through or under Tenant in connection with the failure or refusal by any Landlord Party to grant its consent or approval with respect to any matter as to which any of them are entitled to give their consent or approval pursuant to this Lease. If any Landlord Party withholds or delays its consent or conditions its consent and Tenant believes that any such party did so unreasonably, Tenant may prosecute an action for declaratory relief to determine if such party properly withheld, delayed or conditioned its consent, but Tenant waives and discharges any claims it may have against such party for damages arising from such party's withholding, delaying or conditioning its consent. In any such action, each party shall bear its own attorneys' fees.

         SECTION 12.5 Reservation of Certain Rights by Landlord. Landlord reserves the right, and-Tenant shall permit Landlord, without any of the same constituting an eviction and without incurring liability to Tenant therefor,
(a) to install, erect, use and maintain, repair and replace pipes, ducts and conduits in and through the Premises; provided, however, that Landlord shall, to the extent reasonably practicable under the circumstances, disguise, conceal or camouflage the pipes, ducts and conduits; (b) to change the arrangement and/or location of Common Areas of the Building; provided, however, that Tenant's access to the Premises shall not be precluded; (c) to change the Building name or address; and (d) to impose such controls as it deems reasonably prudent with respect to access to the Building by Tenant's visitors.

         SECTION 12.6 Entry by Landlord. Landlord and its respective agents and contractors shall have the right to enter or pass through the Premises: (a) to examine and show Premises to actual and prospective lenders, Senior Interest Holders and purchasers and, during the last 6 months of the Term, prospective lessees of the Premises, (b) to conduct such activities as are necessary or desirable for the operation and maintenance of, and to make repairs, alterations and improvements in, the Premises and/or the Building and their respective systems, facilities and equipment, (c) to remove any violation of Law noted or issued against the Building, the Premises or any part thereof, and
(d) to read and maintain utility meters located therein. Any entry by Landlord shall be made on reasonable advance oral or written notice, except in emergency situations. Landlord shall have a pass key (or similar entry device) to the Premises and shall be allowed to bring materials and equipment into the Premises as required in connection with maintenance, repairs and alterations of the Premises and/or Building without any liability to Tenant and without any reduction of Tenant's obligations. If, during the last month of the Term, Tenant has removed all or substantially all of Tenant's Property from the Premises, Landlord, without notice to Tenant, may immediately enter the Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant's obligations hereunder. In exercising its rights under this Section 12.6, Landlord shall use reasonable efforts to avoid unreasonable interference with the normal conduct of Tenant's business in the Premises.

                                  ARTICLE XIII
                                 SUBORDINATION

         SECTION 13.1 Subordination. This Lease, and all rights of Tenant under it, are subordinate and subject to all present and future ground, master or operating leases of the Building and/or the Premises, and any and all present and future mortgages, security interests or other security documents upon or affecting the Building and/or the Premises, and to all advances thereunder and all renewals, replacements, modifications, amendments, consolidations and extensions thereof (all of the foregoing, collectively, the "Senior Interests," and holders of Senior Interests shall be referred to as "Senior Interest Holders"), unless any Senior Interest Holder elects, by written notice to Tenant, that this Lease shall be superior to its lease or mortgage. This
Section 13.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall within 20 days of demand therefor execute, acknowledge and deliver any instrument that Landlord, any Senior Interest Holder or any of their respective successors in interest may (in the form required by the Senior Interest Holder requesting the same) request to evidence such subordination. Landlord represents and warrants that as of the date hereof there are no Senior Interests affecting the Building.

         SECTION 13.2 Attornment. Any Senior Interest Holder who succeeds to the rights of Landlord under this Lease, whether through exercise of remedies or by operation of law, is sometimes referred to herein as a "Successor Landlord". Upon a Successor Landlord's succession to the rights of Landlord under this Lease, at the option of the Successor Landlord, Tenant shall attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any additional instrument that such Successor Landlord may reasonably request to evidence the attornment. Upon attornment, this Lease shall continue in full force and effect and as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except however, such Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; (b) subject to any counterclaim, defense or offset, which theretofore shall have accrued to Tenant against Landlord; (c) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the Senior Interest Holders through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (d) liable for any security deposited pursuant to this Lease unless such security has actually been delivered to successor Landlord; (e) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Successor Landlord; or (f) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Successor Landlord, as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section 13.2 shall be construed to impair any right or remedy otherwise exercisable by any such owner, holder or lessee.

         SECTION 13.3 Estoppel Statements. Tenant shall, within 10 days following receipt of Landlord's request to do so, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which such certification has been requested by Landlord or any current purchaser or Senior Interest Holder, including without limitation, that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and describing all such modifications), (b) the dates to which Rent, Additional Rent and other charges payable hereunder have been paid, if any, and (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, obligation or condition contained in this Lease and, if so, specifying in reasonable detail each such default of which Tenant may have knowledge. Any statement delivered by Tenant pursuant to this Section may be relied upon by any current or prospective purchaser of the Building, any Senior Interest Holder and any assignees thereof.

         SECTION 13.4 Attorney-In-Fact. Tenant hereby constitutes and appoints Landlord attorney-in-fact for Tenant to execute any deliver any instruments and/or documents for or on behalf of Tenant which are provided under this
Article XIII or otherwise in this Lease, such appointment being coupled with an interest.


                                  ARTICLE XIV
                           ASSIGNMENTS AND SUBLEASES

         SECTION 14.1 Prohibition. Tenant shall not mortgage, pledge, encumber or otherwise hypothecate this Lease or the

Premises or any part thereof in any manner whatsoever without complying with the provisions of this Article XIV. Tenant shall not, whether voluntarily, involuntarily, by operation of law or otherwise: (a) assign or otherwise transfer this Lease, or (b) sublet the Premises or any part thereof or permit the Premises to be used or occupied by one (1) or more Persons other than Tenant, without in each instance strictly complying with the requirements of this Article XIV.

         SECTION 14.2 Corporate and Partnership Transactions. If Tenant is a corporation, a dissolution of the corporation or a transfer (by one or more transactions) of a majority of the voting stock of Tenant by one or more Persons deemed insiders within the meaning of the Securities Exchange Act of 1934, as amended (other than any institutional investor holding less than 15% of the voting stock of Tenant that exercises no control over the operations or management of Tenant), shall be deemed an assignment of this Lease subject to this Article XIV, except that notwithstanding the foregoing, the merger or consolidation of Tenant with or into another corporation, shall not be deemed an assignment of this Lease provided that a principal purpose of such transaction is not the assignment of this Lease and the successor has a net worth (computed in accordance with GAAP) at least equal to the greater of (a) net worth of Tenant immediately prior to such transaction, or (b) the net worth of Tenant as of the date hereof. Whether or not the consent of Landlord shall be required hereunder, Tenant shall deliver notice of any of the transactions described above together with proof reasonably satisfactory to Landlord that the foregoing net worth test has been met at least thirty (30) days prior to the effective date of any such transaction. If Tenant is a partnership, a dissolution of the partnership or a transfer of the controlling interest in Tenant (including the admission of new partners or withdrawal of existing partners having a controlling interest) shall be deemed an assignment of this Lease subject to the provisions of this Article XIV, regardless of whether the transfer is made by one or more transactions, or whether one or more Persons hold the controlling interest prior to the transfer or afterwards.

         SECTION 14.3 Landlord's Recapture Rights. Whenever Tenant desires to sublease all or any part of the Premises for any period of time, or to assign this Lease, Tenant shall give notice thereof to Landlord, which notice shall comply with the provisions of Section 14.4 and shall contain a statement of the proposed commencement date of such sublease or assignment (the "Target Date"). The notice shall constitute an offer from Tenant (the "Offer") to Landlord, at Landlord's option, exercisable in Landlord's sole discretion, to terminate this Lease as to all of the Premises or such part thereof which Tenant desires to sublease. Landlord may exercise this option by notice to Tenant at any time within 30 Business Days after receipt of the Offer, and during this 30 Business Day period, Tenant shall not sublet the Premises or assign the Lease to any Person. The Target Date shall be not earlier than 60 days and not later than 365 days after the date of the Offer. If Landlord exercises its option to terminate this Lease, then this Lease shall terminate on the Target Date set forth in such Offer. The Rents shall be prorated and paid through the termination date. If Landlord does not exercise its option to terminate this Lease, Tenant may sublease the Premises or assign the Lease; provided, however, that (a) Tenant must obtain Landlord's consent pursuant to Section 14.4, (b) the commencement date of such sublease or assignment shall not be earlier than the Target Date set forth in such Offer and (c) Tenant must comply with the applicable provisions of this Article XIV.

         SECTION 14.4 Consent by Landlord. Tenant may not enter into any sublease or assignment without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Whenever Tenant seeks Landlord's consent under this Section 14.4, Tenant shall request the consent of Landlord in writing; and such request shall be accompanied by, in addition to those items required by Section 14.3, (a) an executed copy of the proposed sublease or assignment as to which Landlord's consent is sought and, in the case of an assignment, an executed copy of the assumption agreement required by Section 14.5, (b) a statement setting forth in reasonable detail the identity of the proposed sublessee or assignee, as the case may be, and the nature of its business, (c) financial statements or other evidence, reasonably satisfactory to Landlord, of the financial condition of the proposed sublessee or assignee and all other current financial information with respect to the proposed sublessee or assignee in Tenant's possession, and (d) any other information reasonably requested by Landlord.

         SECTION 14.5 Miscellaneous. No assignment of this Lease shall be valid or binding on Landlord unless and until the assignee executes and delivers to Landlord an agreement in form and substance satisfactory to Landlord, whereby the assignee assumes and agrees to be bound by all of the provisions of this Lease and to perform all of the obligations of Tenant hereunder. Notwithstanding any assignment or sublease to any other Person, Tenant shall remain fully liable for the payment of Rents and for the performance of all the other obligations of Tenant contained in this Lease. Any act or omission of an assignee or subtenant or any Person claiming under or through any of them that violates this Lease shall be deemed a violation of this Lease by Tenant. The consent by Landlord to any assignment or sublease shall not relieve Tenant or any Person claiming through or under Tenant of the obligation to obtain the consent of Landlord, pursuant to the provisions of this Article XIV, to any future assignment or sublease. If Landlord declines to give its consent to any proposed assignment or sublease under circumstances where Landlord is entitled to do so under this Lease, or if Landlord exercises any of its options under Section 14.3. Tenant shall indemnify, defend (with counsel reasonably satisfactory to Landlord) and hold Landlord harmless against and from any and all loss, liability, damages, costs and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by any Person that claims it was damaged by Landlord's actions, including any proposed assignee or sublessee, or any broker or other Person claiming a commission or similar compensation in connection with the proposed assignment-or sublease.

         SECTION 14.6 Additional Charges. If Landlord shall consent to any assignment or subletting of this Lease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent, an amount equal to 100% of the net profits of such transaction which amount shall be paid to Landlord within 10 days of Tenant's receipt thereof.

                                   ARTICLE XV
                                    DEFAULT

         SECTION 15.1 Events of Default. The following shall be deemed events of default ("Events of Default"):

         (a) If Tenant shall fail to pay any portion of Base Rent or Additional Rent when due and such failure shall continue for 5 days;

         (b) If Tenant shall fail to observe and perform any provision of this Lease (other than those specifically mentioned in this Section 15.1) to be observed or performed by Tenant and such failure continues for 15 days after notice thereof by Landlord to Tenant, unless, if the nature of such failure is such that it cannot reasonably be cured within such 15 day period, (i) within that aforesaid 15 day period Tenant notifies Landlord that it intends to cure such failure and actually commences to cure such failure, and (ii) Tenant thereafter diligently proceeds to complete such cure within a reasonable time not to exceed 90 days;

         (c) If, in violation of Article XIV, this Lease shall be hypothecated or assigned or if the Premises shall be sublet, or if there shall be attempts at such actions;

         (d) If Tenant shall fail to execute, acknowledge and deliver to Landlord any statements documents or instruments required under Article XIII within the time periods specified therein;

         (e) If, in the event Tenant's obligations hereunder have been guaranteed, any guarantor shall breach any of its material obligations, representations, warranties, covenants or agreements under any such guaranty of this Lease, or if any case, proceeding or other action shall be commenced by or against such guarantor or Tenant under any Law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors;

         (f) If the Premises shall become deserted or abandoned for a period of 10 consecutive days or if Tenant fails to take occupancy of the Premises within 30 days of the Commencement Date, it being agreed that the fact that any of Tenant's Property remains in the Premises shall not be evidence that Tenant has not deserted or abandoned the Premises.

         SECTION 15.2 Remedies and Damages.

         15.2.1 Termination. If any of such Events of Default shall have occurred, Landlord may, at any time thereafter, give notice to Tenant stating that this Lease and the Term shall automatically expire and terminate on the date specified in such notice, which date shall be 5 days after the giving of such notice, and upon the expiration of such 5 day period, this Lease and the Term and all rights of Tenant under this Lease shall automatically expire and terminate as if the date on which such 5 day period expires were the Expiration Date herein definitely fixed, and Tenant immediately shall quit and surrender the Premises to Landlord.

         15.2.2 Surrender and Re-Entry. If (a) Tenant shall fail to pay Base Rent or Additional Rent when due and such failure shall continue for 5 days after notice thereof from Landlord to Tenant, or (b) this Lease shall expire and terminate as provided in Section 15.1, then, in either such case, Tenant shall immediately quit and peacefully surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time thereafter, without further notice, reenter the Premises, either by summary proceedings or by any other applicable action or proceeding or otherwise, and remove all Persons and property from the Premises. The terms "reenter," "re-entry" or "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

         If (a) Landlord shall have re-entered the Premises as provided in this
Section 15.2.2, or (b) this Lease shall have terminated and expired as provided in Section l 5. l, then, in either such case, Landlord may relet the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the then next succeeding Expiration Date, at such rental or rentals and upon such other conditions (that may include concessions and free rent periods) as Landlord may determine in its sole and absolute discretion; provided, however, that Landlord shall not be liable for refusal or failure to relet the Premises, or, in the event of any such relenting or refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affect any such liability. Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

         15.2.3 Waiver of Notice and Redemption. Tenant hereby waives (a) the service of any notice of intention to reenter; and (b) all rights of Tenant to redeem the Premises or to restore the operation of this Lease after Tenant shall have been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any expiration or termination of this Lease, whether such dispossess, ejection, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

         15.2.4 Damages. If this Lease and the Term shall terminate as provided in Section 15.2, or if Landlord shall re-enter the Premises as provided in
Section 15.2.2 hereof, then, in either such event:

         (a) Tenant shall pay to Landlord all Base Rent and Additional Rent to the date upon which this Lease and the Term shall have expired or to the date of re-entry upon the Premises by Landlord, as the case may be;

         (b) Tenant also shall pay to Landlord, as damages, any deficiency ("Deficiency") between the Rents for the period that otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of
Section 15.2.2 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting including all repossession costs, brokerage commissions, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Base Rent, and Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

         (c) whether or not Landlord shall have collected any monthly Deficiency as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand in lieu of any further Deficiency as and for liquidated damages, a sum equal to the amount by which the Rents for the period that otherwise would have constituted the unexpired portion of the Term exceeds the then fair market rental value of the Premises for the same period (first deducting from such fair market rental value all of Landlord's expenses in connection with the termination of this Lease, Landlord's re-entry upon the Premises and reletting costs, if any, including all repossession costs, brokerage commissions, attorney's fees and disbursements, alteration costs and other expenses of preparing the Premises for reletting, but only to the extent such expenses have not already been paid to Landlord through prior court proceedings or otherwise), both discounted to present value at the rate of 6% per annum, less the aggregate amount of Deficiencies theretofore collected by Landlord for the same period; provided, however, that if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period that otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair market rental value for the part of the Premises so relet during the term of the reletting.

         (d) Monies Received. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceedings between Landlord and Tenant shall be deemed paid as compensation for the use and occupation of the Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rents or a waiver on the part of Landlord of any rights hereunder.

         SECTION 15.3 Waiver of Trial by Jury and Counterclaims. Landlord and Tenant each waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant's use or occupancy of the Premises or the operation, maintenance or control of the Building. Tenant shall not interpose any counterclaim it may otherwise assert in any summary proceeding whether such summary proceeding is based on nonpayment of Rents or on Tenant's holding over after expiration of the Term or on any other basis pursuant to Article 7 of the Real Property Actions and Proceedings Law of the State of New York, unless by not interposing such counterclaim Tenant would be barred from asserting such counterclaim in a separate action or proceeding.

         SECTION 15.4 Partial Payment; No Waiver. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the full Rents due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance, treat such partial payment as a default or pursue any other remedy provided in this Lease or at law or in equity. If at any time Tenant shall pay Landlord less than the full amount of Rents then due, Landlord shall have the right to apply such payment to any item or items of Rents that Landlord, in its discretion, deems appropriate. No consent or waiver, express or implied, by Tenant or Landlord of any breach of any obligation of the other party shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. The failure of Landlord or Tenant at any time to insist upon the strict performance of any obligation of the other or to exercise any right or remedy herein contained (including the right to make any demand upon Tenant for payment of any Additional Rent due hereunder) shall not be construed as a waiver or relinquishment of the performance of such obligation or of the right to exercise any right or remedy in the future. The receipt or acceptance by Landlord of Rents or the payment by Tenant of Rents with knowledge of a breach by the other party of any term of this Lease shall not be deemed a waiver of such breach. The rights and remedies of either party provided in this Lease for a breach by the other are cumulative and not exclusive, and the exercise by either party of any other right or remedy it may have shall not preclude the concurrent or subsequent exercise of any other right or remedy it may have pursuant to this Lease, at law or in equity.

         SECTION 15.5 Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant under this Lease at any time after notice and the lapse of any cure period included within the conditional limitation to which such default relates, without giving further notice. Whenever Landlord so elects, all costs and expenses incurred by Landlord in curing any such default, including attorneys' fees and disbursements, together with interest at the Interest Rate on the amount of costs and expenses so incurred commencing on the day such costs are paid by Landlord, shall be paid by Tenant to Landlord as Additional Rent within 20 days of demand.

         SECTION 15.6 Effect of Re-Entry. The mere re-entry or taking possession of the Premises by Landlord shall not be construed as an election to terminate this Lease.

         SECTION 15.7 Payment of Landlord's Expenses. All costs and expenses, including attorneys' fees (whether or not legal proceedings are instituted), involved in collecting Rents or enforcing the obligations of Tenant under this Lease, including the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after breach by Tenant or upon expiration or earlier termination of this Lease, to the extent such costs and expenses have not already been paid as a Deficiency or as liquidated damages under Section 15.2.4 shall be due and payable by Tenant as Additional Rent within 20 days of demand.


                                  ARTICLE XVI
                                 MISCELLANEOUS

         SECTION 16.1 Quiet Enjoyment. So long as Tenant timely pays all the Rents and performs all of Tenant's other obligations hereunder within the time periods required under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises during the Term without hindrance or ejection by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease. This covenant is a covenant running with the land and is subject to Article XII.

         SECTION 16.2 Broker. Each of Landlord and Tenant represents to the other that it has dealt with no broker in connection with this Lease other than Glenn Sternbach, Oxford & Simpson and ESG of Long Island (collectively, "Broker"). Each of Landlord and Tenant agrees to indemnify, defend and hold harmless the other from and against any claims, based or alleged to be based upon the acts or omissions of the indemnifying party, for any brokerage commission or finder's fee with respect to this Lease by persons other than Broker and for all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees and disbursements arising out of a breach of the foregoing representation.

         SECTION 16.3 No Recording. Tenant shall not record this Lease or any memorandum thereof.

         SECTION 16.4 Entire Agreement. This Lease (including the Exhibits attached hereto, whether executed or not) contain all of the agreements and understandings between the parties related to the leasing of the Premises and the respective obligations of Landlord and Tenant in connection therewith. All prior agreements and understandings between the parties have merged into this Lease and such other documents referred to in this Section 16.4.

         SECTION 16.5 Amendments. No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease, and is signed by Landlord and Tenant.

         SECTION 16.6 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article XIV shall operate to vest any rights in any putative assignee, sublessee or transferee of Tenant.

         SECTION 16.7 Force Majeure. Landlord shall have no liability whatsoever to Tenant on account of the inability of Landlord to timely fulfill any of Landlord's obligations under this Lease (other than those relating to the payment of money) by reason of any strike, lockout or other labor trouble; inability to obtain labor, materials, coal, oil, or other suitable fuel or reasonable substitutes therefor or the failure of the supply of any thereof; acts of God, fire or other casualty; governmental preemption of priorities or other controls in connection with a public emergency; governmental restrictions or requirements of Laws; enemy or hostile governmental action; civil commotion; or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control (the foregoing events are collectively referred to as "Force Majeure"). If this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of Force Majeure.

         SECTION 16.8 Post-Termination Obligations. Upon the expiration or earlier termination of this Lease, neither party shall have any obligation or liability to the other in respect of any period after such expiration or termination (except as otherwise expressly provided in this Section 16.8 or elsewhere in this Lease), but all obligations and liabilities under this Lease in respect of any period prior to such expiration or termination shall survive such termination or expiration. Notwithstanding the foregoing, (a) in case of any termination or expiration under Article XV, Tenant shall remain liable as provided therein, and (b) Tenant's or Landlord's accrued liability or obligations, as the case may be, under this Lease shall in all events survive the expiration or earlier termination of the Term.

         SECTION 16.9  Interpretation.

         16.9.1 Governing Law. (a) This Lease shall be governed by, and be construed in accordance with, the laws of the State of New York without regard to the principles of conflicts of laws. To the fullest extent permitted by law, Tenant hereby unconditionally and irrevocably waives any claims to assert that the law of any other jurisdiction governs this Lease and agrees that this Lease shall be governed by and construed in accordance with the laws of the State of New York pursuant to 5-1401 of the New York General Obligations Law.

         (b) Any legal suit, action or proceeding against Tenant or Landlord arising out of or relating to this Lease may be instituted in any federal or state court in Nassau County, New York, pursuant to 5-1402 of the New York General Obligations Law, and Tenant hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding including, without limitation, any claim of forum non convenient pursuant to any rule of common law and/or any applicable federal or state statute, law or provision, and Tenant hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

         16.9.2 Invalidity. If any provision of this Lease or the application thereof to any Person or circumstance shall be invalid or unenforceable, the remainder of this Lease and the application of that provision to other Persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

         16.9.3 Covenants. Each provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision or covenant.

         16.9.4 Number and Gender. All words used or defined in this Lease or the Exhibits hereto, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         16.9.5 Exhibits. All exhibits, schedules and riders appended to this Lease are incorporated herein and by this reference made a part hereof. References to "Exhibits" or "Schedules" shall be to Exhibits and Schedules attached to this Lease except where the context requires otherwise.

         SECTION 16.10 Submission of Lease. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the Premises or the granting of an option to do so. This instrument shall have no binding force or effect until its execution and unconditional delivery by both Landlord and Tenant.

         SECTION 16.11 Notices, Consents and Approvals. In order to be effective, any notice, demand, consent or approval ("Notice") hereunder shall be in writing (except as otherwise expressly stated herein) and signed by the party giving such Notice. Any Notice in writing shall be personally delivered, sent by a nationally recognized courier service, or mailed by registered or certified mail, return receipt requested, addressed, (a) if to Tenant, c/o Miramar Park of Commerce, 2929 West Commerce Parkway, Miramar, Florida 33025,
Attention: Controller, or such other address as Tenant shall have last designated by notice as provided in this Section 16.1 l to Landlord, with a copy to: Muenz & Meritz, P.C., Three Hughes, PC, Dix Hills, New York 11746, Attnetion: Lawrence A. Muenz, Esq. and (b) if to Landlord, to the Address of Landlord, or at such other address as Landlord shall have last designated by Notice as provided in this Section 16.11 to Tenant, in any case, with a copy to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, N.Y. 10112, Attn.: David
A. Mandel, P.C., and with a copy to Landlord's Agent or to such other address as such party shall have last designated by notice in writing to the party giving the notice. Notices in writing shall be deemed given when personally delivered or upon receipt (or refusal of receipt) if mailed or sent by a courier service.

         SECTION 16.12 Directory Listings. Landlord, at Tenant's request, shall maintain Tenant's name on the directory board located in the lobby of the Building.

         SECTION 16.13 Signage. Tenant shall have the right to install appropriate signage identifying Tenant or any subtenant permitted under Article XIV, in keeping with the nature of the Building, on the doors to the Premises.

         SECTION 16.14 Security Deposit. Tenant shall deposit the Security Deposit with Landlord on the signing of this Lease as security for the faithful performance and observance by Tenant of the provisions of this Lease. If Tenant defaults, after the giving of any required notice and the expiration of any required grace period, in any of its obligations under this Lease, Landlord may apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rents as to which Tenant is in default or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default under this Lease. If Tenant shall comply with all of its obligations under this Lease, the Security Deposit shall be returned to Tenant without interest and less any expenses incurred but not paid by Tenant in accordance with this Lease, within 60 days after the expiration of the Term and after delivery of possession of the entire Premises to Landlord. Upon a sale or transfer of the Building or any other transaction set forth in Section 12.2, Landlord shall have the right to transfer the Security Deposit to the vendee, lessee or transferee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         16.14.1 Restoration/Reduction of Security. It is understood and agreed that the amount of Tenant's Security Deposit throughout the term of this Lease shall at all times be equal to two (2) monthly installments of Base Rent, as the same shall increase each Lease Year of the Term. If Landlord is required to apply or draw upon all or any part of the Security Deposit to cure any default by Tenant under this Lease, Tenant shall, within 10 days of notice or demand by Landlord, restore such Security Deposit to an amount equal to two (2) monthly installments of Base Rent then due under this Lease.

         SECTION 16.15 Building Security. Landlord shall be the sole determinant of the type and amount of security services to be provided in the Building. In all events and notwithstanding any provision of this Lease to the contrary, Landlord and the Landlord Parties shall not be liable to Tenant and Tenant hereby waives any claim against Landlord, for (a) any unauthorized or criminal entry of third parties into the Premises or the Building, or (b) any damage to persons or property in or about the Premises or the Building by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction of the security services provided or any negligence on the part of Landlord or any Landlord Party.

         SECTION 16.16 Relocation. Landlord expressly reserves the right at Landlord's sole cost and expense to remove Tenant from the Premises and to relocate Tenant in some other space of Landlord's choosing of approximately the same dimensions and size within the Building, which other space shall be improved and decorated by Landlord at Landlord's expense. Landlord shall have the right, in Landlord's sole discretion, to use such decorations and materials from the existing Premises, or other materials so that the space in which Tenant is relocated shall be comparable in its interior design and decoration to the Premises from which Tenant is removed. Nothing herein contained shall be construed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay any Additional Rent due by reason of the provisions of
Section 2.3 of this Lease, the provisions of which paragraph shall be applied to the space in which Tenant is relocated on the same basis as said provisions were applied to the Premises from which Tenant is removed. Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligations to pay any Rents and perform the covenants and agreements hereunder for the full Term.

                                  ARTICLE XVII

                                    PARKING

         Tenant shall be entitled to seven (7) reserved parking spaces on a non-exclusive basis free of charge. On or before the Commencement Date, Landlord will provide Tenant with 7 parking stickers for said spaces.

                  IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease by their respective duly authorized representatives as of the day and year first above written.

                                LANDLORD:

                                Lighthouse Hicksville Limited
                                Partnership

                                By:      Lighthouse Hicksville Operating
                                         LLC, its general partner


                                By: /s/ Paul Cooper
                                    ----------------------------------------
                                    Name:  Paul Cooper
                                    Title: Member


                                TENANT:

                                Star Multi Care Services, Inc.

                                By: /s/ Stephen Sternbach
                                    ----------------------------------------
                                    Name:  Stephen Sternbach
                                    Title: CEO

                                   EXHIBIT A

                                   Floor Plan









                                [A FLOOR PLAN]

                                   EXHIBIT B

                                  Definitions

Whenever used in this Lease. The following terms shall have the indicated meanings:

Address of Landlord:  As defined in Section 1.1.

Address of Tenant:  As defined in Section 1.1.

Additional Rent:  As defined in Section 3.2.

Alteration: The installation, relocation or removal of any Improvement. An Alteration may include (a) repair work performed by Tenant pursuant to Article VIII or (b) compliance work performed by Tenant pursuant to Section 5.3 if such work involves the installation, relocation or removal of any Improvement.

Base Rent:  As defined in Section 1.1.

Building: The office building, other improvements and underlying land known as 25 Newbridge Road, Hicksville, New York.

Building Service Systems: All mechanical, electrical, plumbing, gas, telecommunication, sanitary, sprinkler, HVAC, security, life safety, elevator and other systems or facilities that service the Building up to the point of localized distribution to the Premises (if and to the extent any such systems or facilities service the Premises) and excluding any systems or facilities located in the Premises or extending beyond such point of localized distribution.

Building Standards: Such standards as Landlord may adopt and generally enforce uniformly from time to time to govern the technical aspects of alterations to the Premises.

Business Days: Monday through Friday, other than Federal or New York State or union legal holidays.

Business Hours:  As defined in Section 6.2.

Commencement Date:  As defined in Section 1.1.

Common Areas:  As defined in Section 8.3.

Deficiency:  As defined in Section 15.2.4.

Electric Inclusion Amount:  As defined in Section 6.1.

Eminent Domain:  As defined in Section 10.1.

Expiration Date:  As defined in Section 1.1.

Force Majeure:  As defined in Section 16.7.

GAAP: Generally accepted accounting principles, consistently applied.

Hazardous Materials: Any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as a "hazardous substance", hazardous waste or hazardous material under any federal, state or local statute, regulation or ordinance applicable to the Premises, as well as any amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time, including, without limitation, the following: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq.);
(ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq); (v) the Clean Water Act (33 U.S.C. ss. 1251 et seq.); (vi) the Clean Air Act (42 U.S.C. ss. 7401 et seq); (vii) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300f et seq); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. ss. 3421); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. ss. 1101 et seq.) and (xi) the Environmental Conservation Law of the State of New York (modified in section 17 1/2 of McKinney's 1984).

HVAC:  Heating, ventilation and air conditioning.

Improvement: Any fixed improvement in, to or upon the Premises made by or for any tenant or occupant.

Insurance Requirements:  As defined in Exhibit D.

Interest Rate:  As defined in Section 3.5.

Land:  The real property upon which the Building is situated.

Landlord: As defined in the introductory paragraph of this Lease.

Landlord Parties: Landlord, any Senior Interest Holder, Landlord's Agent, the managing agent for the Building, and any partner, principal, director, officer, agent or employee of any of the foregoing.

Landlord's Agent: Lighthouse Real Estate Management LLC, c/o Sheinker Wasserstein Realty Services, Inc., 581 Sixth Avenue, 4th Floor, New York, New York 10011

Landlord's Electrical Consultant:  As defined in Section 6.1.

Landlord's Work As defined in Exhibit E.

Law(s): The terms "law," "laws,"provisions of law," "requirements of law," and words of similar import shall mean present and future laws, statutes (including the Americans with Disabilities Act, 42 U.S.C. ss. 12,101 et seq.), ordinances, codes (including building and fire codes), rules (including the rules and requirements of the Occupational Safety and Health Administration relating to indoor air quality codified at 29 CFR parts 1910, 1915, 1926 and 1928), regulations, requirements, decrees, orders and directives of any or all of the federal, state, county and city governments and all agencies, authorities, bureaus, courts, departments, subdivisions, or offices thereof, and of any other governmental, public or quasi-public authorities (including the board of fire underwriters or other insurance body) having jurisdiction over the Building or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force. References to specific statutes include
(a) successor statutes of similar purpose and import, and (b) all rules, regulations and orders made thereunder.

Lease Year: Any calendar year all or any part of which falls within the Term.

Mechanics Lien: Any mechanics or other lien or encumbrance filed, claimed or asserted in connection with any Alteration or any other work, labor, services or materials done for or supplied to Tenant or any Person claiming through or under Tenant.

Notice:  As defined in Section 16.11.

Objection Notice:  As defined in Section 4.5.

Offer:  As defined in Section 14.3.

Person: A natural person, firm, corporation, partnership, joint venture, trust (including any beneficiary thereof, association, unincorporated association or other form of business or legal entity, as the case may be.

Premises:  As defined in Section 1.1.

Prohibited Use: Any use or occupancy of the Premises (other than a Permitted
Use) that, in the sole opinion of Landlord, as the case may be, (1) violates any certificate of occupancy in force for the Premises or the Building; (2) causes or is likely to cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (3) impairs the character, reputation, image or appearance of the Building; (4) interferes with the proper, efficient and economic maintenance, operation and repair of the Building or its equipment, facilities or systems, including without limitation, the Building Service Systems; (5) constitutes a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or interferes with or disrupts the use or occupancy of any area of the Building (other than the Premises) by other tenants or occupants; (6) results in demonstrations, bomb threats or other events that require evacuation of or increased security for the Building or otherwise disrupts the use, occupancy or quiet enjoyment of the Building by other tenants and occupants; (7) interferes with the transmission or reception of microwave, television, radio or other communication signals by antennae located on the roof of, or elsewhere in, the
Building: (8) violates any provision of any financing documents from time to time encumbering the Building, all covenants, conditions and restrictions affecting the building or any modifications, amendments, substitutions, replacements, supplements or additions to any of the foregoing; or (9) violates any requirement or condition of any insurance policy maintained by Landlord in connection with the Building or of the standard fire insurance policy issued for office buildings in the County of Nassau or the rules and regulations of the New York Board of Fire Underwriters or Insurance Services Office (or similar bodies). In addition to the foregoing, a Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food, beverages, liquor, tobacco or drugs (excluding the sale, storage and consumption of food or beverages from or in connection with vending machines installed for use by Tenant's employees); (iii) the business of photocopying, multiplying or offset printing (but Tenant may use part of the Premises for photocopying in connection with its own business); (iv) a typing or stenography business; (v) a school or classroom; (vi) cooking, lodging or sleeping; (vii) the operation of retail facilities of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) medical or dental offices or laboratories; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) a consulate; (xii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind; or (xiii) any immoral or illegal purposes.

Rents:  As defined in Section 3 3.

Rules and Regulations:  As defined in Section 5 3.

Security Deposit:  As defined in Section 1.1.

Senior Interest Holders:  As defined in Section 13.1.

Senior Interests:  As defined in Section 13.1.

Substantially Completed: Such completion as (excluding any alterations or work to be performed by Tenant) which would enable Tenant to reasonably and conveniently use and occupy the Premises for the conduct of its ordinary business, even though minor details, decorations, and/or mechanical adjustments may remain to be completed by Landlord to Landlord's Work.

Target Date:  As defined in Section 14.3.

Taxable Property:  As defined in Section 4.1.5.

Tax Statement:  As defined in Section 4.1.4.

Tax Year:  As defined in Section 4.1.1.

Taxes:  As defined in Section 4.1.3.

Tenant:  As defined in the introductory paragraph of this Lease.

Tenant's Improvements: Improvements made to the Premises by Tenant.

Tenant's Property:  As defined in Section 8.2.

Tenant's Share:  As defined in Section 1.1.

Tenant's Tax Payment:  As defined in Section 4.2.

Term:  As defined in Section 1.1.

                                   EXHIBIT C

                             Rules and Regulations


         1. The sidewalks, areas, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered nor obstructed by any of the tenants, their agents, clerks, servants or visitors, or be used by them for any other purpose than for ingress and egress to and from their respective premises. Landlord reserves the right to restrict and regulate the use of aforementioned public areas of the Building by the tenants, their employees, guests, contractors and customers and by persons making deliveries to tenants, including but not limited to the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building.

         2. The doors, skylights, and windows that reflect or admit light into passageways or into any place in the Building shall not be covered or obstructed by any tenant.

         3. The water-closets, wash-closets, urinals and other water apparatus shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, ashes, chemicals, refuse from electric batteries, or other substances shall be thrown therein. No tenant shall lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor covering of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited

         4. No tenant shall mark, paint, drill into, drive nails into, or in any way damage, mutilate or deface any walls, ceilings, partitions, floors, wood, stone or iron work of the Building, except in connection with Alterations.

         5. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any of the windows or doors or on any other part of the outside or the inside of the Building No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner approved by Landlord. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant or of the Building without the prior consent of Landlord. Interior signs on door and directory tablets, if any, shall be of a size, color and style approved by Landlord.

         6. No tenant shall do anything or permit anything to be done, in its Premises, or bring or keep anything therein or in the Building, that will in any way obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them. Tenants, their agents, clerks, servants or visitors, shall not make or cause any improper noises in the Building, or interfere in any way with other tenants, or those having business with them.

         7. No freight, furniture, or bulky matter of any description will be received into the Building, or carried up or down, except during hours and in the manner designated by Landlord, which may involve overtime work for Landlord's employees, agents or contractors. Tenants shall reimburse Landlord for costs incurred by Landlord, including the cost of such overtime work. The moving of safes shall occur at such times as Landlord shall designate upon previous notice to Landlord or Landlord's agent; and the persons employed to move the safes in and out of the Premises must be acceptable to Landlord in its sole discretion. No tenant shall use the passenger elevators for the hauling and removal of materials or debris and the same shall be done only after Business Hours and only via the designated freight elevator.

         8. Tenants shall not install any locks or bolts on any doors nor make any changes in existing locks unless Tenant promptly provides Landlord with a key or combination thereto. All keys shall be keyed to the building master. Each tenant must, upon the termination of the tenancy, restore to Landlord all the keys (or other similar access devices) of offices, rooms and toilet-rooms which shall have been furnished to Tenant or that Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

         9. Tenant shall not use the Premises for the manufacturing or storage of merchandise or for lodging.

         10. Nothing shall be swept or thrown by the tenants or by their agents, clerks, servants or visitors into the corridors, halls, stairways, elevators, or light shafts, or upon the skylights of the Building, or into or upon any heating or ventilating registers, or plumbing apparatus in the Building, or upon adjoining buildings or upon the street. No awnings or other projections shall be attached to the outside walls of the Building.

         11. No animals (except seeing eye dogs) or birds shall be kept in or about the Premises.

         12. Tenants shall not bring into the Building or keep to use in the Building any Hazardous Material.

         13. No tenant shall cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises. No tenant shall install or permit the installation or use of any machine dispensing goods for sale, including without limitation foods, beverages, cigarettes or cigars; or permit the delivery of any food or beverage to the Premises. No food or beverages shall be carried in the public halls and elevators of the Building except in closed containers.

         14. Tenants shall not obtain any towel supply service or ice service except from Persons approved by Landlord, nor obtain drinking water for delivery on the Premises from any source not approved by Landlord. Canvassing, peddling and soliciting are prohibited in the Building and Tenant shall cooperate to prevent the same.

         15. Telegraph, telephone and other wires and instruments shall not be introduced by Tenant without previous notice to Landlord and with its reasonable approval.

         16. Landlord reserves the right to exclude from the Building between the hours of 6:00 o'clock p.m. and 8:00 o'clock a.m. on weekdays, on Saturdays, Sundays and legal holidays, all Persons who do not present a pass to the Building signed by Landlord or Landlord's agent. Landlord or its agent will furnish passes to Persons for whom any tenant requests same in writing. Each tenant shall be responsible for all Persons for whom he requests such pass and shall be liable to Landlord for all acts of such Persons. Landlord may require all such Persons to sign a register on entering and leaving the Building.

         17. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant or occupant.

         18. Landlord may from time to time adopt additional systems and procedures to improve the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, finishing or contents thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

         19. Tenant shall conduct all aspects of its operations so as to preserve labor harmony and to insure that the security and operations of the Building shall not be disrupted.

         20. Landlord reserves the right to rescind, alter, waive or add, as to one or more or all tenants, any rule or regulation at any time prescribed for the Building when, in the judgment of Landlord, Landlord deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interests of the Building or the Premises, the preservation of good order therein, the operation or maintenance of the Building, the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant.

         21. Tenant shall not place a load upon any floor of the Premises that exceeds 50 pounds live load per square foot (except in locations expressly indicated by Landlord in writing to have been reinforced to bear greater live loads). Business machines and mechanical equipment used in the Premises that cause vibrations or noise that may be transmitted to any other space in the Building to such a degree as to be reasonably objectionable to Landlord or to any tenants or occupants of the Building shall be placed and maintained by Tenant, at its expense, in settings of cork, rubber or spring-type vibration eliminators sufficient, in Landlord's judgment, to eliminate such vibrations or noise.

         22. Tenant shall neither contract for, nor employ, any labor in connection with the maintenance or cleaning of, or providing of any other services to, the Premises (but excluding Tenant's Property) without the prior consent of Landlord in its sole discretion (Landlord may withhold any such consent on the ground that use of such service provider would disturb labor harmony in the Building.)

         23. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freights, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's lease.

         24. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

         25. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked, all windows are closed and all lights are turned off.

         26. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

         27. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

                                   EXHIBIT D

                             INSURANCE REQUIREMENTS

         The following requirements (collectively, the "Insurance
Requirements") shall be complied with by Tenant at all times during the Term:

         1. Insurance to be Maintained by Tenant. At all times during the Tern, Tenant shall maintain, at Tenant's expense, the following insurance coverage:

         (a) fire and extended coverage property insurance covering all physical loss to the Improvements, Alterations and Tenant's Property in the Premises for their full replacement value;

         (b) broad form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket contractual liability insurance), written on a per occurrence basis with an aggregate limit of not less than $5,000,000, a per occurrence limit of not less than $1,000,000, and with other limits reasonably satisfactory to Landlord;

         (c) business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in Paragraph l(a) with coverage in a face amount of not less than the aggregate amount, for a period of 12 months following the insured-against peril, of 100% of all Rents to be paid by Tenant under this Lease;

         (d) worker's compensation insurance and employer's liability coverage in statutory limits, and New York State disability insurance as required by Law, covering all employees; and

         (e) such other coverage as Landlord may reasonably require with respect to the Premises, its use and occupancy and the conduct or operation of business therein. Landlord may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above.

         2. Insurer and Policy Requirements. All insurance policies to be maintained under Paragraph I (a) shall be issued by companies of recognized responsibility, licensed to do business in the State of New York, reasonably acceptable to Landlord, and maintaining a rating of A-/VI or better in Best's Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best's or its successor), (b) shall provide that they may not be cancelled or modified unless Landlord and all additional insureds and loss payees thereunder are given at least 30 days prior written notice of such cancellation or modification, (c) shall name, as additional insureds, Landlord, Landlord's Agent and any Senior Interest Holder whose name and address shall have been furnished to Tenant, and (d) shall be primary and non-contributory in all respects. All policies providing fire and extended coverage property insurance coverage pursuant to Paragraph 1(a) shall name, as loss payees, Landlord, each Senior Interest Holder and Tenant, as their interests may appear.

         3. Evidence of Coverage; Renewals. Prior to the Commencement Date or, in the case of insurance required during the performance of Alterations, prior to the commencement of the Alterations, Tenant shall deliver to Landlord certificates of insurance for the insurance coverage required by Paragraph I and, if required by Landlord, copies of the policies therefor, in each case, in form and providing for deductibles reasonably satisfactory to Landlord. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord certificates of renewal at least 30 days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this Lease and to pay all premiums and charges therefor, Landlord may (but shall not be obligated to) pay the same, and Tenant shall reimburse Landlord, within 20 days after demand, for all such sums paid by Landlord. Any such payment shall not cure or waive any default by Tenant in the performance of its obligations hereunder, nor shall the foregoing right of Landlord to make such payment in any way limit, reduce, diminish or impair the rights of Landlord under the terms of this Lease or at Law or in equity arising as a result of any such default.

         4. Additional Insurance; Blanket Insurance. Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease unless the parties required by Paragraph 2 to be named as additional insureds or loss payees thereunder are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other additional insureds or loss payees, as the case may be hereunder shall not be less than the coverage that would be provided by direct policies.


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


                                   EXHIBIT E

                                  Work Letter

         Landlord shall build out the space using building standard methods, means and materials ("Landlord's Work"), at its sole cost and expense.

         Landlord's Work shall be deemed to have been "substantially completed" notwithstanding the fact that minor or nonsubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not interfere with Tenant's use of the Premises for its intended purpose. No work shall be deemed incomplete if the delay in completing the work shall be due to special work, changes, alterations or additions required to be made by Tenant, or shall be caused by delay or default on the part of the Tenant.


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